Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255210) and Form S-8 (No. 333-226318, No. 333-239501 and No. 333-256646) of Coastal Financial Corporation (the Company), of our report dated March 15, 2023, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ Moss Adams LLP

Everett, Washington
March 15, 2023